SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2003


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


          Arizona                       1-4473                  86-0011170
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona           85004
       (Address of principal executive offices)                  (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     TRACK B

     As previously reported, on September 10, 2002, the Arizona Corporation Commission (the "ACC") issued an order that, among other things, established a requirement that Arizona Public Service Company (the "Company" or "APS") competitively procure, at a minimum, any required power that it cannot produce from its existing assets in accordance with the ultimate outcome of the pending "Track B" ACC proceedings. See "Track A Order" in Note 5 of Notes to Condensed Financial Statements of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002. On October 25, 2002, the ACC Staff issued its report in the Track B proceeding proposing a process by which APS would procure power not supplied by its own resources. This report was subsequently modified at the November hearing on Track B. Under the ACC Staff's modified proposal, we believe we would be required to competitively bid for about 2,500 MW of capacity on peak during 2003, increasing to about 3,000 MW in 2006 based on projections of increasing customer loads. On January 30, 2003, an ACC administrative law judge ("ALJ") issued a recommended order on Track B. The ALJ's recommendation generally adopts the ACC Staff's position. The parties must file comments on the recommended order no later than February 10, 2003. APS expects to file comments. The ACC has scheduled a special open meeting on February 21, 2003 to consider this matter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)


Dated: February 5, 2003                 By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer